Exhibit 10.5

STEEL EXCEL INC.
2006 DIRECTOR PLAN
RESTRICTED STOCK PURCHASE AGREEMENT

(Stock Award Documentation)

This Restricted Stock Purchase Agreement (the "Agreement") is made and entered into as of                           (the "Effective Date") by and between Steel Excel Inc. (the “Company”) and the purchaser-participant named below (the "Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Steel Excel Inc. 2006 Director Plan, as amended (the "Plan").

Participant:

Social Security Number:

Address:

Total Number of Shares:

Purchase Price Per Share:

Total Purchase Price:

1.           Purchase of Shares. On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, Participant hereby purchases from the Company, and the Company hereby sells to Participant, the Total Number of Shares set forth above (the "Shares") of the Company's Common Stock at the Purchase Price Per Share as set forth above (the "Purchase Price Per Share") for a Total Purchase Price as set forth above (the "Purchase Price"). As used in this Agreement, the term "Shares" includes the Shares purchased under this Agreement and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction. The Purchase Price Per Share shall not be less than $0.001 per Share (each Share's par value).

2.           Deliveries by Participant. Participant hereby delivers to the Company (i) a duly executed copy of this Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate (the "Stock Powers"), both executed by Participant (and Participant's spouse, if any), (iii) if Participant is married, a Consent of Spouse (the "Spouse Consent") executed by Participant's spouse, and (iv) payment of the Purchase Price. Participant hereby agrees that the Company may satisfy Participant's obligation to pay to the Company each Share's par value by making appropriate deductions from funds due the Participant.

3.           Company's Repurchase Option for Unvested Shares. The Company, or its assignee, shall have the option to repurchase all or a portion of the Participant's Unvested Shares (as defined in Section 3.2 below) on the terms and conditions set forth in this Section (the "Repurchase Option") if Participant's status as a member of the Board terminates for any reason, or no reason, including without limitation Participant's death, disability, voluntary resignation or termination by the Company with or without cause.

3.1           Termination and Termination Date. In case of any dispute as to whether Participant's status as a member of the Board has terminated, the Board shall have sole discretion to determine whether Participant's status as a member of the Board has terminated and the effective date of such termination (the "Termination Date").

3.2           Unvested and Vested Shares. Shares that are vested pursuant to the schedule set forth in this Section 3.2 are "Vested Shares." Shares that are not vested pursuant to the schedule set forth in this Section 3.2 are "Unvested Shares." Unvested Shares may not be sold or otherwise transferred by Participant without the Company's prior written consent. On the Effective Date all of the Shares will be Unvested Shares.

(a)           [Vesting Schedule 1: Subject to Participant's continuous service as a member of the Board throughout, 100% of the Shares shall become exercisable on the first anniversary of the Effective Date, provided however that the Committee may accelerate vesting in its sole discretion when and in the event a Participant's status as a member of the Board has terminated by reason of Participant's death, disability, voluntary resignation or termination by the Company without cause.] [OTHER VESTING SCHEDULE AS APPROVED FROM TIME TO TIME].

(b)           If the application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share except for the last installment in such vesting period, at the end of which the balance of Unvested Shares shall become Vested Shares. No Shares will become Vested Shares after the Termination Date. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 13(a) of the Plan.

3.3           Exercise of Repurchase Option. At any time within ninety (90) days after the Termination Date, the Company, or its assignee(s), may elect to repurchase any or all of the Participant's Unvested Shares by giving Participant written notice of exercise of the Repurchase Option.

3.4           Calculation of Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Participant (or from Participant's personal representative as the case may be) the Participant's Unvested Shares at the Participant's original Purchase Price Per Share (as adjusted to reflect any stock split or similar change in the capital structure of the Company as set forth in Section 13(a) of the Plan) (the "Repurchase Price").

3.5           Payment of Repurchase Price. The Repurchase Price shall be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by Participant to the Company, or such assignee, or by any combination thereof. The Repurchase Price shall be paid without interest within sixty (60) days after exercise of the Repurchase Option.

3.4           Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company or the shareholders of the Company to terminate Participant's status as a member of the Board.

4.           Restrictions on Transfers. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Unvested Shares.

5.           Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Participant will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Participant delivers payment of the Purchase Price until such time as Participant disposes of the Shares or such Shares are sold to the Company. Such Shares shall be by the Company until such Shares cease to be subject to the Repurchase Option, subject to forfeiture as provided herein.

7.           Restrictive Legends and Stop-Transfer Orders.

7.1           Legends. Participant understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company's Certificate of Incorporation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING THE RIGHT OF REPURCHASE HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, INCLUDING THE RIGHT OF REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES.

Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any participant or other transferee to whom such Shares have been so transferred.

8.           Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

9.           Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

10.           Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

11.           Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by rapifax or telecopier.

12.           Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

13.           Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

14.           Entire Agreement. The Plan and this Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and Participant has executed this Agreement, as of the Effective Date.

STEEL EXCEL INC.	PARTICIPANT

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